EXHIBIT 15.01


ERNST & YOUNG LLP      5 Times Square                Phone 212-773-3000
                       New York, New York  10036

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Volt Information Sciences, Inc.


We have reviewed the condensed consolidated balance sheet of Volt Information Sciences, Inc. and subsidiaries as of May 1, 2005, and the related condensed consolidated statements of operations for the six and three month periods ended May 1, 2005 and May 2, 2004 and the related condensed consolidated statements of cash flows for the six-month periods ended May 1, 2005 and May 2, 2004. These financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the condensed consolidated financial statements referred to above for them to be in conformity with U.S. generally accepted accounting principles.

As described in Note A to the condensed consolidated financial statements, the accompanying condensed consolidated financial statements of Volt Information Sciences, Inc. for the three and six-month period ended May 2, 2004 have been restated.

We have  previously  audited,  in  accordance  with the  standards of the Public
Company Accounting Oversight Board (United States), the consolidated balance sheet of Volt Information Sciences, Inc. as of October 31, 2004, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended, not presented herein; and in our report dated January 10, 2005, we expressed an unqualified opinion on those consolidated financial statements and included an explanatory paragraph for the restatement of prior period financial results as described in Note A to the consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of October 31, 2004, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.



June 7, 2005